Exhibit 23.0

Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163982, 333-163986, and 333-168525 on Form S-8 of our reports dated March 17, 2014, relating to the consolidated financial statements of Ocean Shore Holding Co. and subsidiaries and the effectiveness of Ocean Shore Holding Co. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Ocean Shore Holding Co. and subsidiaries for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Philadelphia, PA

March 17, 2014